Exhibit 99.1

The LGL Group, Inc. Reports Third Quarter 2016 Financial Results

ORLANDO, FL, November 10, 2016 – The LGL Group, Inc. (NYSE MKT: LGL) (the "Company"), announced results for the three and nine months ended September 30, 2016.
Summary of Q3 2016 Results:

•	Revenues of $5.1 million, up 6.9% compared to Q3 2015
•	Net income of $0.01 per share compared to a net loss of ($0.07) per share in Q3 2015
•	Order backlog improved 13.8% to $11.0 million at September 30, 2016 from $9.7 million at June 30, 2016
•	Adjusted EBITDA was $0.06 per share, compared to $0.04 per share for the third quarter of 2015

The Company's Executive Chairman and CEO, Michael Ferrantino, Sr., said, "When we reported our Q2 results in August,  I said in the third quarter we expect a slight decline in revenue and we did see a slight decline from $5.2 million in Q2 versus $5.1 million this quarter. I also stated that our health care costs could be a factor in maintaining profitability. I am very pleased to report that even with the increase in health care costs, our operational people were once again up for the challenge, and we are pleased to report another profitable quarter."
"Another very important metric for us is new order input and I am also pleased to report our sales and marketing team, along with our outside sales partners, brought in the highest level of new business since the second quarter of 2014. I also want to acknowledge that current backlog, which is also at a two year high, has the highest level of gross margin than we have seen in several years."
"Finally, I am more convinced than ever the strategic initiatives we put in place two years ago are starting to pay off and therefore we do not intend to deviate from our plan. So far our financial performance speaks well to the organic portion of our strategy. In September, we acquired Precise Time and Frequency, which is a small step in our acquisition strategy. I will be reporting more on PTF in future quarters. I cannot end this release without complimenting our financial team who helped us get the PTF transaction completed while still paying great attention to our ongoing business, as evidenced by our cash balance which, after the $295,000 cash consideration paid to acquire PTF, is within $100k of our year end number of $5.6 million."

About The LGL Group, Inc.
The LGL Group, Inc., through its two principal subsidiaries MtronPTI and PTF, designs, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits, and designs high performance Frequency and Time reference standards that form the basis for timing and synchronization in various applications.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota, Wakefield, Massachusetts and Noida, India, with local sales offices in Sacramento, California and Hong Kong.

For more information on the Company and its products and services, contact Patti Smith at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan," "believe," "potential," "should," "continue" or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

Patti Smith
The LGL Group, Inc.
pasmith@lglgroup.com
(407) 298-2000

THE LGL GROUP, INC.
Condensed Consolidated Statements of Operations - UNAUDITED

(Dollars in Thousands, Except Shares and Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

REVENUES	$5,128	$4,796	$15,115	$15,671
Cost and Expenses:
Manufacturing cost of sales	3,353	3,209	10,069	10,497
Engineering, selling and administrative	1,803	1,741	5,210	5,822
OPERATING LOSS	(28)	(154)	(164)	(648)
Other Income (Expense):
Interest expense, net	(7)	(16)	(20)	(25)
Other income (expense), net	67	(23)	105	112
Total Other Income (Expense)	60	(39)	85	87
INCOME (LOSS) BEFORE INCOME TAXES	32	(193)	(79)	(561)
Income tax benefit (provision)	—	(2)	1	(13)
NET INCOME (LOSS)	$32	$(195)	$(78)	$(574)
Basic per share information:
Net income (loss).	$0.01	$(0.07)	$(0.03)	$(0.22)
Weighted average shares outstanding.	2,665,189	2,652,779	2,665,352	2,635,794
Diluted per share information:
Net income (loss).	$0.01	$(0.07)	$(0.03)	$(0.22)
Weighted average shares outstanding.	2,665,831	2,652,779	2,665,352	2,635,794

THE LGL GROUP, INC.
Condensed Consolidated Balance Sheets

(Dollars in Thousands)

	September 30, 2016	December 31, 2015
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$5,453	$5,553
Accounts receivable, less allowances of $35 and $34, respectively	3,064	2,606
Inventories, net	3,697	3,546
Prepaid expenses and other current assets	365	247
Total current assets	12,579	11,952
Property, plant and equipment, net	2,818	3,165
Intangible assets, net	647	475
Other assets, net	202	211
Total assets	$16,246	$15,803
LIABILITIES AND STOCKHOLDERS' EQUITY
Total Liabilities	2,605	2,076
Stockholders' Equity	13,641	13,727
Total Liabilities and Stockholders' Equity	$16,246	$15,803

Reconciliations of GAAP to Non-GAAP Measures

To supplement our consolidated condensed financial statements presented on a GAAP basis, the Company uses certain non-GAAP measures, including Adjusted EBITDA, which we define as net income (loss) adjusted to exclude depreciation and amortization expense, interest income (expenses), provision (benefit) for income taxes, stock-based compensation expense and other items we believe are discrete events which have a significant impact on comparable GAAP measures and could distort an evaluation of our normal operating performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA:

For the period ended September 30, 2016 (000's, except shares and per share amounts)	Three months	Nine months

Net income (loss) before income taxes	$32	$(78)
Interest expense	7	20
Depreciation and amortization	186	587
Non-cash stock compensation	9	(4)
Gain on disposal of assets	(67)	(110)
Bargain purchase gain	(4)	—
Adjusted EBITDA	$163	$415
Basic per share information:
Adjusted EBITDA.	$0.06	$0.16
Weighted average shares outstanding.	2,665,189	2,665,352
Diluted per share information:
Adjusted EBITDA.	$0.06	$0.17
Weighted average shares outstanding.	2,665,831	2,665,352

For the period ended September 30, 2015 (000's, except shares and per share amounts)	Three months	Nine months

Net loss before income taxes	$(193)	$(561)
Interest expense	16	25
Depreciation and amortization	223	658
Non-cash stock compensation	14	201
Impairment of note receivable	43	43
Adjusted EBITDA	$103	$366

Weighted average number of shares used in basic and diluted EPS calculation	2,652,779	2,635,794
Adjusted EBITDA per share	$0.04	$0.14